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                                                                     EXHIBIT 1.1


                                2,500,000 Shares


                          MALLON RESOURCES CORPORATION
                            (a Colorado corporation)

                                  Common Stock
                           (Par Value $.01 Per Share)



                             UNDERWRITING AGREEMENT

                               September __, 2000


MCDONALD INVESTMENTS INC.
         as Representative of the Several Underwriters
c/o      McDonald Investments Inc.
         2100 McDonald Investment Center
         Cleveland, Ohio 44114

Ladies and Gentlemen:

                  Mallon Resources Corporation, a Colorado corporation (the "Company") confirms its agreement with McDonald Investments Inc. ("McDonald") and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom McDonald is acting as representative (in such capacity, McDonald shall hereinafter be referred to as the "Representative"), with respect to the sale by the Company of an aggregate 2,500,000 shares of common stock, par value $.01 per share of the Company (the "Common Stock"), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock set forth in said Schedule A, aggregating 2,500,000 shares of Common Stock, and with respect to the grant by the Company of the option described in Section 2(b) hereof to purchase all or any part of 375,000 shares of Common Stock, par value $.01 per share, solely to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The aforesaid 2,500,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 375,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are collectively hereinafter called the "Securities."

                  Prior to the purchase and public offering of the Securities by the Underwriters, the Representative, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Underwriting Agreement (this "Agreement"), as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (No. 333-_____) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act"), and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof, as from time to time amended or supplemented pursuant to the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company in connection with the offering of the



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Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act), the term "Prospectus" shall refer to such revised Prospectus from and after the time it is first provided to the Underwriters for such use. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act is hereinafter referred to as the "462(b) Registration Statement," and after such filing the term Registration Statement shall include the 462(b) Registration Statement. Any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-2 of the 1933 Act (the "Incorporated Documents") as of the date of such Prospectus.

                  The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deem advisable after the Registration Statement and any 462(b) Registration Statement become effective and the Pricing Agreement has been executed and delivered.

                  SECTION 1. Representations and Warranties of the Company. (a) The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                           (i) At the time the Registration Statement and any 462(b) Registration Statement become effective and at the Representation Date, the Registration Statement and the 462(b) Registration Statement will comply in all material respects with the requirements of the 1933 Act, and the Registration Statement and the 462(b) Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Time referred to in Section 2, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the 462(b) Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus.

                           (ii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement and Prospectus are independent public accountants as required by the 1933 Act.

                           (iii) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the 1933 Act and present fairly the financial position of the Company as of the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and the supporting schedules in the Registration Statement and Prospectus present fairly the information required to be stated therein.

                           (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company or its subsidiaries, (C) there has been no change in the capital stock, or material increase in the short-term debt or long-term debt of the Company or its subsidiaries, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company or its subsidiaries on any class of its capital stock.



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                           (v) The Company has been duly incorporated and is
         validly existing as a corporation in good standing under the laws of Colorado with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and, except as otherwise set forth in the Registration Statement and the Prospectus, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, (a "Material Adverse Effect"). Except as disclosed in the Prospectus, the Company has no obligation to acquire any debt or equity securities of any corporation, partnership, limited liability company, joint venture or other business enterprise.

                           (vi) Each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and, except as otherwise set forth in the Registration Statement and the Prospectus, each of the Company's subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. Except as described in the Prospectus, all of the issued and outstanding shares of capital stock of the Company's subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien encumbrance or adverse interest of any nature. Except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Company's subsidiaries.

                           (vii) The Company has the authorized, issued and outstanding capitalization set forth in the Prospectus; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the shares of Common Stock to be issued and sold by the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company in the manner contemplated by this Agreement, will be validly issued and fully paid and non-assessable; the issuance of shares of Common Stock contemplated by this Agreement is not subject to preemptive or other similar rights; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus; the certificates for the Securities are in due and proper form; and the holders of the Securities will not be subject to personal liability by reason of being such holders.

                           (viii) This Agreement has been duly authorized, executed and delivered by the Company.

                           (ix) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement or note or in any material contract, lease or other instrument to which it is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries may be bound, except for such defaults that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; the consummation of the transactions contemplated herein and by the Pricing Agreement has been duly authorized by the Company by all necessary corporate action and the issuance, sale and delivery of the shares of Common Stock to be issued and sold by the Company and the execution, delivery and performance of this Agreement by the Company will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets



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         of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, administrative regulation or administrative or court decree, except in each case, for such conflicts, defaults or violations that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                           (x) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or distributors which might reasonably be expected to result in any Material Adverse Effect.

                           (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement and Prospectus (other than as disclosed therein), or which, considered singly or in the aggregate, may reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or any of its subsidiaries, taken as a whole, or which may reasonably be expected to materially and adversely affect the properties or assets thereof or which may materially or adversely affect the consummation of this Agreement or the Pricing Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act which have not been so filed.

                           (xii) The Company and each of its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "intellectual property") presently employed by them in connection with the business now operated by them, except where the failure to own or possess or have the ability to acquire any such intellectual property would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries, taken as a whole, has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in any Material Adverse Effect.

                           (xiii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Securities hereunder, except such as may be required under the 1933 Act, which qualification has been obtained, or state and foreign securities laws.

                           (xiv) Except as otherwise set forth in the Registration Statement and the Prospectus, the Company and each of its subsidiaries possess such material certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and, except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

                           (xv) All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by the said returns or otherwise assessed which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken. The United States federal income tax returns of the Company through the fiscal year ended December 31, 1998 have been filed and, to the best of the Company's knowledge, no assessment in connection therewith has been made against the Company, and the United States federal income tax return for the fiscal year ended December 31, 1999 will be filed on or before the date on which such return is required by law to be filed or pursuant to any



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         extension or extensions that may be granted thereon. The Company has filed all other tax returns which are required to have been filed by it pursuant to applicable state, local or other law except (i) with respect to such taxes as are being contested in good faith and (ii) insofar as the failure to file such returns individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect, and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy which would not have a Material Adverse Effect.

                           (xvi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
         (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xvii) There are no holders of securities (debt or equity) of the Company, or holders of rights, options or warrants to obtain securities of the Company, who, by reason of the filing of the Registration Statement under the 1933 Act, have the right to request the Company to register the 1933 Act securities held by them; and the Company complied in all material respects with all of the terms of any of their outstanding agreements relating to the rights of any holder of securities to have securities registered under the Registration Statement. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of Common Stock or any security convertible into or exchangeable or exercisable for any shares of Common Stock.

                           (xviii) The Company and each of its subsidiaries have good title to all properties owned by them, in each case free and clear of all liens, encumbrances and defects except (A) as do not materially interfere with the use made and proposed to be made of such properties,
         (B) as referred to in the Registration Statement (including the notes to the financial statements included therein) or (C) as could not reasonably be expected to have a Material Adverse Effect.

                           (xix) Except as described in the Prospectus, as of the date hereof, each of the Company and its subsidiaries has (A) generally satisfactory or good and indefeasible title to all its interests in its oil and gas properties, title investigations having been carried out by or on behalf of such person in accordance with good practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate and (B) good and indefeasible title to all other real property and good and marketable title to all other material properties and assets described in the Prospectus as owned by the Company or such subsidiary and valid, subsisting and enforceable leases for all of the properties and assets, real or personal, described in the Prospectus as leased by them, in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances or charges of any kind, other than those described in the Prospectus and those that could not, individually or in the aggregate, have a Material Adverse Effect.

                           (xx) Except as described in the Prospectus, as of the date hereof, (A) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company and each of its subsidiaries have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, singly or in the aggregate, have a Material Adverse Effect and (B) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interest of the Company or its subsidiaries in its oil and gas properties, except where such claims could not, singly or in the aggregate, have a Material Adverse Effect.



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                           (xxi) As of the date hereof, the aggregate
         undiscounted monetary liability of the Company and its subsidiaries for petroleum taken or received under any operating or gas balancing and storage agreement relating to its oil and gas properties that permits any person to receive cash or other payments to balance any disproportionate allocation of petroleum could not, singly or in the aggregate, have a Material Adverse Effect.

                           (xxii) Except as disclosed in the Registration Statement and Prospectus, the Company and each of its subsidiaries are in material compliance with all applicable existing federal, state and local laws and regulations (including any laws or regulations relating to Hazardous Material ("Environmental Laws")), except where such noncompliance, singly or in the aggregate, would not have a material and adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, taken as a whole. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                           (xxiii) There is no alleged liability, or to the best knowledge and information of the Company, potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or its subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material at any location at which the Company or any of its subsidiaries has previously conducted or is currently conducting any business (whether or not owned by the Company) or has previously owned or currently owns any property, or (B) any violation or alleged violation of any Environmental Law, (X) which alleged or potential liability is required to be disclosed in the Registration Statement and Prospectus, other than as disclosed therein, or (Y) which alleged or potential liability, singly or in the aggregate, would have a Material Adverse Effect.

                           (xxiv) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws of any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

                           (xxv) Reed W. Ferrill & Associates, Inc., whose report appears in the Prospectus, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

                           (xxvi) The Company is not, and after giving effect to the offering and sale of the Common Stock, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                           (xxvii) The Company maintains reasonably adequate insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

                           (xxviii) The shares of Common Stock to be issued and sold by the Company pursuant to the Agreement will at the Closing Time be duly authorized for listing on the Nasdaq National Market System ("Nasdaq"), subject only to official notice of issuance.



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                           (xxvix) The Company has furnished the Representative
         letters from each of the executive officers and directors of the Company and from Aquila Energy Capital Corporation, a shareholder of the Company, pursuant to which such persons have agreed during a period of 90 days from the date hereof that, without the prior written consent of the Representative, such persons will not sell, offer to sell, contract to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock, any other equity security of the Company, or any security convertible into or exchangeable or exercisable for shares of Common Stock, beneficially owned by such person or with respect to which such person has the power of disposition, other than as bona fide gifts.

                           (xxx) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus complied in all material respects when so filed with the requirements of the 1933 Act (except to the extent that, in conformity with the 1933 Act, such preliminary prospectus is subject to completion).

                           (xxxi) There is no contract or other document of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                           (xxxii) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered with, or the subject of an available exemption from, the registration requirements of the applicable state securities or Blue Sky laws.

                           (xxxiii) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company.

                           (xxxiv) Except as disclosed in the Registration Statement and the Prospectus, no transaction has occurred between or among the Company, on the one hand, and any of its officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be so disclosed, including, but not limited to, any outstanding loans, advances or guaranties of indebtedness by the Company to or for the benefit of any affiliates of the Company, or any of the officers or directors of the Company, or any family member of any of them.

                           (xxxv) The Company has not, directly or indirectly, at any time (A) made any contributions to any candidate for foreign political office, or if made, failed to disclose fully any such contribution made in violation of law, or (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                           (xxxvi) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

                  (c) Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  SECTION 2. Sale and Delivery to Underwriters; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,500,000 shares of Common Stock to the Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price agreed upon by the Representative and the



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         Company as set forth in the Pricing Agreement, the number of shares of
         Common Stock set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement). Each Underwriter shall be obligated to purchase from the Company that number of shares of the Common Stock which represents the same proportion of the number of shares of the Common Stock to be sold by the Company as the number of shares of the Common Stock set forth opposite the name of such Underwriter in Schedule A represents of the total number of shares of the Common Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Common Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

                           (i) If the Company has elected not to rely upon Rule 430A under the 1933 Act, the initial public offering price of the Securities and the purchase price of the Securities to be paid by the several Underwriters shall be agreed upon and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                           (ii) If the Company has elected to rely upon Rule 430A under the 1933 Act, the initial public offering price of the Securities and the purchase price of the Securities to be paid by the several Underwriters shall be determined by agreement among the Representative and the Company and set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representative.

                  (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 375,000 shares of Common Stock at the price per share set forth in the Pricing Agreement. The option hereby granted will expire 30 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A of the 1933 Act or (ii) the date of the Pricing Agreement, if the Company has elected to rely on Rule 430A under the 1933 Act, and may be exercised in whole or in part (not more than once) only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of payment (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full Business Days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Representative and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriters bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Representative in their discretion shall make to eliminate any sales or purchases of fractional shares.

                  (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of McDonald Investments Inc., McDonald Investment Center, Cleveland, Ohio or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. on the third business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the third business day after execution of the Pricing Agreement), or such other time not later than 10 business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Time"); provided, however, that if the Registration Statement becomes effective later than 4:30 p.m., Eastern Time, on any date, then, subject to the foregoing, the Closing Time shall be the fourth business day thereafter (or, if the Company has elected to rely upon Rule 430A, and the Pricing Agreement is not executed until after 4:30 p.m., Eastern Time, on any date, the fourth business day after execution of the Pricing Agreement). In addition, in the event that any or all of the Option Securities are to be purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of McDonald Investments Inc., or at such other place as shall be agreed upon by the Representative and the Company on each Date of Delivery as specified in the notice from the Representative to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to accounts designated by the Company, against delivery of the Securities to the Underwriters. The certificates representing Securities shall be in such denominations and registered in such names as the Representative may request in writing at least two business days before the Closing Time. It is understood that each Underwriter has authorized the Representative, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representative may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The Securities will be made available for examination and packaging by the Underwriters not later than 10:00 A.M. on the last business day prior to the Closing Time at such place as the Underwriters may designate in Cleveland, Ohio.

                  SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) The Company will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement, the 462(b) Registration Statement and any amendments thereto (including any post-effective amendments), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the suspension of the qualification of the Securities for offering or sale, in any jurisdiction, or the threatening or initiation of any proceeding for that purpose. The Company will make reasonable efforts to prevent the issuance of any stop order or any order preventing or suspending the use of any preliminary prospectus or suspending such qualification and, if any stop order or any order preventing or suspending the use of any preliminary prospectus or suspending such qualification is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment), the 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which counsel for the Underwriters and counsel for the Company mutually agree shall not be filed or used.

                  (c) The Company will deliver to the Representative and Vinson & Elkins L.L.P., counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and will also deliver to the Underwriters conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

                  (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered of the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act and the 1934 Act.

                  (e) If any event shall occur as a result of which counsel for the Company and counsel for the Underwriters mutually agree that it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the 1933 Act and the 1934 Act, the Company will forthwith amend or supplement the Prospectus (in form and substance mutually satisfactory to counsel for the Underwriters and counsel for the Company and in compliance with the 1933 Act so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with the 1933 Act and the 1934 Act), and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                  (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may reasonably designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect, for a period of not less than one year from the effective date of the Registration Statement.

                  (g) The Company will make generally available to its security holders an earnings statement of the Company, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations of the Commission (including Rule 158).

                  (h) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the 1933 Act, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit the filing with the Commission in accordance with such Rule 430A and Rule 424(b) under the 1933 Act, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.)

                  (i) If the Company elects to rely upon Rule 462(b), the Company shall both file a 462(b) Registration Statement with the Commission in compliance with Rule 462(b) of the 1933 Act and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the time confirmations are sent or given, as specified by Rule 462(b)(2).

                  (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act.

                  (k) The Company will effect the listing of the Common Stock issued and sold pursuant to this Agreement on the Nasdaq.

                  (l) During a period of 90 days from the date hereof, the Company will not, without the prior written consent of the Representative, (1) sell, offer to sell, contract to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock, any other equity security of the Company or any security convertible into or exchangeable or exercisable for Common Stock (except for shares of Common Stock issued pursuant to this Agreement and the Pricing Agreement, the grant of options or the issuance of shares of Common Stock upon the exercise of outstanding options under the Company's existing stock option plans) or (2) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or other such securities.

                  (m) The Company will use all commercially reasonable efforts to do and perform all things required or necessary to be done and performed by it under this Agreement prior to the Closing Time and will satisfy all conditions precedent to the delivery of the Securities.

                  (n) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  SECTION 4. Payment of Expenses. The Company will pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all expenses incident to the performance of its obligations under this Agreement and the Pricing Agreement, including (i) the printing and filing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, during the period specified in Section 3(d) hereof (excluding any fees, costs or expenses of counsel to the Underwriters), (ii) the printing of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and reasonable disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the review of the terms of the public offering of the Securities by the NASD (including the filing fees paid to the NASD in connection therewith) and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (viii) the printing and delivery to the Underwriters of the Blue Sky Survey, (ix) the fees and expenses of the Company's transfer agent, and (x) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq.

                  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses relating to the transactions contemplated hereby, including the reasonable fees and disbursements of counsel for the Underwriters.

                  SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by each of the Company of its obligations hereunder, and to the following further conditions:

                  (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Representative, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Underwriters; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued of the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act, the price of the Securities and any price related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act.

                  (b) At the Closing Time the Underwriters shall have received:

                           (i) An opinion, dated the Closing Time, of Holme Roberts & Owen L.L.P., counsel for the Company, substantially in the form set forth on Annex I attached hereto.

                           (ii) An opinion, dated the Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

                           (iii) In giving their opinions required by subsections (b)(i) and (ii), respectively, of this section, Holme Roberts & Owen LLP and Vinson & Elkins L.L.P. shall each additionally state that although such counsel has not undertaken to determine independently the accuracy, completeness and fairness of the statements contained in the Registration Statement or in the Prospectus and takes no responsibility explicitly or implicitly therefor, such counsel has
         (i) with respect to the opinion of Holme Roberts & Owens LLP, participated in discussions and meetings with officers and other representatives of the Company with respect to the information included in the Registration Statement and Prospectus, and (ii) with respect to the opinion of Vinson & Elkins L.L.P., participated in discussions and meetings with officers and other representatives of the

         Company and discussions with the auditors for the Company in connection with the preparation of the Registration Statement and the Prospectus. Nothing has come to such counsel's attention that has caused such counsel to believe that (A) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or
         (B) the Prospectus, at the Closing Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case such counsel need not express any opinion or belief with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

                  (c) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President of the Company and the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                  (d) At the time of the execution of this Agreement, the Underwriters shall have received from Arthur Andersen LLP, independent certified public accountants, a letter dated such date, in each case in form and substance previously approved by the Representative, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

                  (e) At the time of the execution of this Agreement and at the Closing Time, the Underwriters shall have received from Reed W. Ferrill & Associates, Inc., independent petroleum engineers for the Company, in each case in form and substance previously approved by the Representative, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to oil and gas reserves is given or incorporated in the Prospectus, as of the date that is not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the Company's oil and gas reserves.

                  (f) At the Closing Time, the Underwriters shall have received from Arthur Andersen LLP, independent certified public accountants, a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

                  (g) At the Closing Time, the Representative shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling counsel for the Underwriters to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

                  (h) At the time of the execution of this Agreement, the Representative shall have received from each of the executive officers and directors of the Company and from Aquila Energy Capital Corporation a letter in which each such person agrees during a period of 90 days from the date hereof, that such person will not, without the prior written consent of the Representative, (A) sell, offer to sell, contract to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock, any other equity security of the Company or any security convertible into or exchangeable or exercisable for shares of Common Stock, beneficially owned by such person or with respect to which such person has the power of disposition, other than as bona fide gifts or (B) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or other such securities.

                  (i) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

                           (i) A certificate, dated such Date of Delivery, of the President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                           (ii) An opinion, dated such Date of Delivery, of Holme Roberts & Owen L.L.P., counsel for the Company, substantially in the form set forth on Annex I attached hereto.

                           (iii) An opinion, dated such Date of Delivery, of Vinson & Elkins L.L.P., counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

                           (iv) A letter from Arthur Andersen LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this
         Section 5(i)(iv) shall be a date not more than five days prior to such Date of Delivery.

                           (v) A letter from Reed W. Ferrill & Associates, Inc., in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(i)(v) shall be a date not more than five days prior to such Date of Delivery.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

                  SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, and each officer and director of each Underwriter and any such controlling person to the extent and in the manner set forth as follows:

                           (i) against any and all loss, liability, claim, damage, and expense, joint or several, whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation; or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(d) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by a governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply (A) to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus and (B) with respect to the Prospectus or any preliminary prospectus to the extent that any loss, liability, claim, damage or expense results from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (and any amendment or supplement thereto) in any case where such delivery is required by the 1933 Act if the Company previously furnished copies thereof to such Underwriter and the loss, liability, claim, damage or expense results from an untrue statement or omission of a material fact contained in the Prospectus or any preliminary prospectus which was corrected in the Prospectus (or any amendment or supplement thereto).

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses (which fees and expenses shall be reasonable) of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that if an indemnified party shall have been advised in writing by counsel selected to represent the indemnified parties that an actual or potential conflict of interest exists between the position of that indemnified party and other indemnified parties, the indemnified party in question shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party, and the indemnifying parties shall be responsible for the reasonable fees and expenses of such separate counsel.

                  SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and one or more Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act, and each officer and director of any Underwriter and of any such control person, shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

                  SECTION 9. Termination of the Agreement. (a) The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, or any new outbreak of hostilities or material escalation thereof or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on the Nasdaq has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by federal, Colorado, New York or Ohio authorities.

                  (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

                  SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Initial Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements with such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Initial Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in the termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

                  The Underwriters shall have the right to amend Schedule A hereto by making such substitutions or corrections as indicated in the Pricing Agreement.

                  SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunications. Notices to the Underwriters shall be directed to the Representative, in care of McDonald Investments Inc. at 2100 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114, attention: Richard D. Weber, Managing Director, telecopy number (216) 443-2993, and notices to the Company shall be directed to it at Mallon Resources Corporation, 999 18th Street, Suite 1700, Denver, Colorado 80202, attention: George O. Mallon, Jr., President, telecopy number (801) 572-8225.

                  SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Representative, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein and therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal Representative, and for the benefit of no other person, firm or corporation. No Purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13. Governing Laws and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio without giving effect to principles of conflict of laws. Specified times of day refer to Cleveland Time. As used herein, the term "business day" means any day on which the Nasdaq is open for business.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        MALLON RESOURCES CORPORATION



                                        By:
                                           ------------------------------------
                                           Name:  George O. Mallon, Jr.
                                           Title: President

CONFIRMED AND ACCEPTED as of the date first above written:

MCDONALD INVESTMENTS INC.


By:
   ----------------------------------
    Name:
    Title:

For itself and as Representative of the
other Underwriters in Schedule A hereto.

                                   SCHEDULE A


                                                                 Number
                                                                 of Shares
      Underwriters                                               to be Purchased
      ------------                                               ---------------


      McDonald Investments Inc.